Exhibit 99.1

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Third Quarter 2014 Results

Sales Increase 11 Percent from Previous Year Driven by $64.4 Million in Revenues from Osmose and Ashcroft Acquisitions

Diluted EPS of $(0.14) for the Quarter

Adjusted EPS of $0.60 for the Quarter

Diluted and Adjusted EPS Negatively Impacted by $3.7 Million of Integration and Related Costs

PITTSBURGH, November 6, 2014 – Koppers Holdings Inc. (NYSE: KOP), a global integrated producer of carbon compounds, specialty chemicals and treated wood products and services, today reported consolidated sales of $440.1 million for the third quarter of 2014, an increase of 11 percent, or $44.9 million, from sales of $395.2 million in the prior year quarter. The increase was driven by $53.4 million in sales from the Osmose acquisition, $11.0 million from the Ashcroft acquisition, and $11.2 million from the company’s new joint venture in China. The newly acquired Performance Chemicals (PC) segment reported revenues of $46.1 million as the residential construction and remodeling markets are strong. These incremental revenues more than offset lower sales volumes and prices for carbon pitch and phthalic anhydride and lower sales volumes for utility poles.

Net loss for the quarter was $(2.7) million, or $(0.14) per diluted share compared to net income of $19.1 million, or $0.92 per diluted share in the third quarter of 2013. Adjusted net income and adjusted earnings per share were $12.3 million and $0.60 per share compared to $18.8 million and $0.90 per share in the prior year quarter. While Koppers North American railroad business improved as hardwood availability showed signs of stabilization, reduced profitability for Carbon Materials and Chemicals (CMC) combined with pre-tax charges of $3.7 million related to the Osmose integration and $3.4 million of additional interest expense negatively impacted adjusted third quarter 2014 results compared to the prior year quarter.

Commenting on the quarter, Walt Turner, president and CEO of Koppers, said, “Our North American railroad business showed marked progress. We are seeing significant improvements in hardwood lumber availability resulting in higher sales and profits. Our global CMC business continues to operate against industry headwinds and remains challenged due to lower demand in specific regions. Our third quarter was consistent with the past two quarters with reduced sales prices and volumes compared to the prior year. Our actions to rationalize capacity in Europe have begun to show positive results, and we are awaiting approval from various state agencies that could lead us to take similar steps in North America. A consolidation of our U.S. facilities would enable us to streamline our distillation operations and logistics and improve our capacity utilization.”

Mr. Turner continued, “As previously announced, we closed the Osmose transaction on August 15. This acquisition represents another important step in our long-term growth strategy by expanding our performance chemicals offering and extending our existing railroad products and services platform. The addition of Osmose further diversifies our business and positions us for future growth. The synergies from the acquisition which include cost reductions and revenue increases are expected to be at least $12 million, and we anticipate this annual run rate will be realizable by the end of 2015.”

Summary of Third-Quarter Financial Performance:

•	Sales for CMC totaling $226.6 million decreased by six percent or $15.0 million compared to sales of $241.6 million in the prior year quarter. The decline was due to lower sales volumes and prices for carbon pitch and phthalic anhydride, partially offset by $11.2 million of incremental revenues from the KJCC joint venture in China and higher sales volumes for carbon black feedstock.

•	Sales for Railroad and Utility Products and Services (RUPS) of $167.4 million increased by nine percent or $13.8 million compared to sales of $153.6 million in the prior year quarter. The net increase in sales in RUPS was due mainly to $11.0 million of incremental sales from the Ashcroft acquisition and $7.3 million from the Osmose businesses that are included in RUPS, which more than offset lower sales volumes for utility poles.

•	Performance Chemicals reported revenues of $46.1 million for the period owned during the quarter as demand was strong in the residential construction and remodeling markets.

•	Adjusted EBITDA was $39.9 million compared to $47.0 million in the third quarter of 2013 due mainly to lower earnings from CMC driven by lower sales prices and $3.7 million of integration and other costs related to the Osmose acquisition.

•	Items excluded from adjusted results for the quarter included $6.3 million of pre-tax charges related to impairment and plant closure costs, $6.2 million of costs related to the closing of the Osmose transaction, and $1.9 million for the write-off of deferred financing costs related to the refinancing of our revolving credit facility.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, November 6, 2014, beginning at 11:00 a.m. EST to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing 888 401 4669 in the US/Canada or +1 719 457 2661 for International, Conference ID number 3268912. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at 888 203 1112 or +1 719 457 0820, Conference ID number 3268912. The recording will be available for replay through November 20, 2014.

The live broadcast of Koppers conference call will be available online: http://edge.media-server.com/m/p/3tuzywy2/lan/en. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through November 20, 2014.

The following reconciliations are included in this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global producer of carbon compounds, specialty chemicals, and treated wood products and services for the aluminum, railroad, specialty chemical, utility, rubber, concrete, steel, residential lumber, and agriculture industries. Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at
412 227 2231 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, Koppers may not be able to successfully integrate the wood preservatives business and/or the railroad services business of Osmose or such integration may take longer to accomplish than expected; the expected cost savings and any synergies from the Osmose acquisition may not be fully realized within the expected timeframes; disruption from the Osmose acquisition may make it more difficult to maintain relationships with clients, associates or suppliers; continuing uncertain economic conditions in Europe, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability and costs of key raw materials, unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Income

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$440.1	$395.2	$1,128.3	$1,136.5
Cost of sales (excluding items below)	377.0	330.6	974.0	970.0
Depreciation and amortization	11.2	7.2	29.8	21.8
Impairment and restructuring charges	2.6	—	18.1	—
Selling, general and administrative expenses	32.0	18.3	75.3	52.2

Operating profit	17.3	39.1	31.1	92.5
Other (loss) income	(0.2)	1.3	(0.3)	2.8
Interest expense	11.9	6.7	25.3	20.2

Income before income taxes	5.2	33.7	5.5	75.1
Income taxes	9.5	14.1	9.1	29.3

Income (loss) from continuing operations	(4.3)	19.6	(3.6)	45.8
Income (loss) from discontinued operations, net of tax	0.1	(0.1)	—	(0.1)

Net (loss) income	(4.2)	19.5	(3.6)	45.7
Net (loss) income attributable to noncontrolling interests	(1.5)	0.4	(4.7)	1.2

Net (loss) income attributable to Koppers	$(2.7)	$19.1	$1.1	$44.5

Earnings (loss) per common share:
Basic-
Continuing operations	$(0.14)	$0.93	$0.05	$2.16
Discontinued operations	—	—	—	—

Earnings (loss) per basic common share	$(0.14)	$0.93	$0.05	$2.16

Diluted-
Continuing operations	$(0.14)	$0.92	$0.05	$2.13
Discontinued operations	—	—	—	—

Earnings (loss) per diluted common share	$(0.14)	$0.92	$0.05	$2.13

Weighted average shares outstanding (in thousands):
Basic	20,495	20,577	20,452	20,657
Diluted	20,603	20,801	20,593	20,887
Dividends declared per common share	$0.25	$0.25	$0.75	$0.75

Koppers Holdings Inc.

Unaudited Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$75.1	$82.2
Accounts receivable, net of allowance of $6.5 and $3.6	229.5	157.9
Income tax receivable	6.4	9.0
Inventories, net	227.7	168.8
Deferred tax assets	20.2	10.0
Loan to related party	9.5	9.5
Other current assets	39.6	35.7

Total current assets	608.0	473.1
Equity in non-consolidated investments	5.7	6.6
Property, plant and equipment, net	286.8	197.0
Goodwill	238.0	72.7
Identifiable intangible assets, net	180.1	12.2
Deferred tax assets	10.3	9.3
Other assets	25.0	14.0

Total assets	$1,353.9	$784.9

Liabilities
Accounts payable	$122.4	$107.6
Accrued liabilities	102.6	82.4
Dividends payable	5.1	5.1
Short-term debt and current portion of long-term debt	30.0	—

Total current liabilities	260.1	195.1
Long-term debt	837.5	303.1
Accrued postretirement benefits	27.7	41.6
Deferred tax liabilities	20.6	14.7
Other long-term liabilities	43.0	40.6

Total liabilities	1,188.9	595.1
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,938,260 and 21,722,492 shares issued	0.2	0.2
Additional paid-in capital	164.5	158.9
Retained earnings	56.7	71.3
Accumulated other comprehensive loss	(20.4)	(10.2)
Treasury stock, at cost; 1,443,248 and 1,390,494 shares	(52.4)	(50.4)

Total Koppers shareholders’ equity	148.6	169.8

Noncontrolling interests	16.4	20.0

Total equity	$165.0	$189.8

Total liabilities and equity	$1,353.9	$784.9

Koppers Holdings Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Cash provided by (used in) operating activities:
Net (loss) income	$(3.7)	$45.7
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	29.8	21.8
Impairment charges	4.7	—
Deferred income taxes	(3.2)	11.1
Equity income (loss), net of dividends received	0.9	(0.4)
Gain on sale of assets	—	(1.9)
Change in other liabilities	(10.9)	(14.2)
Non-cash interest expense	3.4	1.2
Stock-based compensation	4.6	4.7
Other	(1.4)	0.6
(Increase) decrease in working capital:
Accounts receivable	(15.6)	(17.9)
Inventories	4.9	25.5
Accounts payable	(6.1)	(8.0)
Accrued liabilities and other working capital	3.4	(2.6)

Net cash (used in) provided by operating activities	10.8	65.6
Cash (used in) provided by investing activities:
Capital expenditures	(59.0)	(29.4)
Acquisitions, net of cash acquired	(496.5)	—
Net cash proceeds from divestitures and asset sales	0.1	2.4

Net cash used in investing activities	(555.4)	(27.0)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	520.7	97.9
Repayments of revolving credit	(305.8)	(97.9)
Borrowings of long-term debt	348.9	—
Issuances of Common Stock	0.7	0.2
Repurchases of Common Stock	(2.0)	(17.5)
Proceeds from issuance of noncontrolling interest	1.4	2.3
Payment of deferred financing costs	(11.1)	(1.2)
Dividends paid	(15.2)	(15.3)

Net cash provided by (used in) financing activities	537.6	(31.5)
Effect of exchange rate changes on cash	(0.1)	(1.4)

Net (decrease) increase in cash and cash equivalents	(7.1)	5.7
Cash and cash equivalents at beginning of period	82.2	66.7

Cash and cash equivalents at end of period	$75.1	$72.4

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in millions)
Net sales:
Carbon Materials and Chemicals	$226.6	$241.6	$637.8	$692.4
Railroad and Utility Products and Services	167.4	153.6	444.4	444.1
Performance Chemicals	46.1	—	46.1	—

Total	$440.1	$395.2	$1,128.3	$1,136.5
Operating profit:
Carbon Materials and Chemicals	$5.2	$21.8	$0.2	$47.4
Railroad and Utility Products and Services	17.4	17.8	41.3	46.6
Performance Chemicals	1.3	—	1.3	—
Corporate	(6.6)	(0.5)	(11.7)	(1.5)

Total	$17.3	$39.1	$31.1	$92.5
Operating margin:
Carbon Materials and Chemicals	2.3%	9.0%	—%	6.8%
Railroad and Utility Products and Services	10.4%	11.6%	9.3%	10.5%
Performance Chemicals	2.8%	—%	3.0%	—%
Total	3.9%	9.9%	2.8%	8.1%
Adjusted operating profit (1):
Carbon Materials and Chemicals	$11.5	$21.8	$29.8	$47.4
Railroad and Utility Products and Services	17.4	17.9	41.9	47.6
Performance Chemicals	4.0	—	4.0	—
All Other	(3.1)	(0.5)	(8.2)	(1.5)

Total	$29.8	$39.2	$67.5	$93.5
Adjusted operating margin:
Carbon Materials and Chemicals	5.1%	9.0%	4.7%	6.8%
Railroad and Utility Products and Services	10.4%	11.7%	9.4%	10.7%
Performance Chemicals	8.7%	—%	8.7%	—%
Total	6.8%	9.9%	6.0%	8.2%

(1)	Cost of sales for CMC for the three months ended September 30, 2014 includes $1.0 million of pre-tax charges related to capacity rationalization at our tar distillation facility in Uithoorn, the Netherlands and $0.6 million for the expected closure of our KCCC facility in China. Cost of sales for PC for the three and nine months ended September 30, 2014 includes $2.7 million of pre-tax charges related to the amortization of inventory step-up related to the Osmose acquisition. Depreciation and amortization for CMC for the three months ended September 30, 2014 includes $0.3 million and $0.6 million of pre-tax charges related to accelerated depreciation at our KCCC and Uithoorn facilities, respectively. Impairment and restructuring charges for CMC for the three months ended September 30, 2014 include $2.6 million of pre-tax charges related to capacity rationalization at Uithoorn. Selling, general and administrative costs for CMC for the three months ended September 30, 2014 includes $0.2 million related to Uithoorn. Selling, general and administrative costs for CMC for the three and nine months ended September 30, 2014 includes $1.0 million of pre-tax charges related to the review of our North American operations. Selling, general, and administrative expense for Corporate for the three and nine months ended September 30, 2014 includes $3.5 million of pre-tax charges related to the Osmose transaction. Cost of sales for CMC for the nine months ended September 30, 2014 includes $3.9 million of pre-tax charges related to capacity rationalization at the Uithoorn facility and $0.9 million of pre-tax charges related to the KCCC facility. Cost of sales for RUPS for the nine months ended September 30, 2014 includes $0.6 million of pre-tax charges related to the closure of the Grenada, Mississippi wood treating facility in 2012. Depreciation and amortization for the nine months ended September 30, 2014 includes $4.4 million of pre-tax charges related to accelerated depreciation at the Uithoorn and KCCC facilities. Impairment and restructuring charges for CMC for the nine months ended September 30, 2014 include $13.4 million of pre-tax charges related to capacity rationalization at Uithoorn and $4.7 million of pre-tax charges related to impairment for KCCC. Selling, general and administrative expenses for CMC for the nine months ended September 30, 2014 includes $1.3 million of pre-tax charges related to capacity rationalization at Uithoorn. Cost of sales for RUPS for the three and nine months ended September 30, 2013 includes $1.2 million and $2.1 million, respectively, of pre-tax charges related to the June 2012 closing of our wood treating plant in Grenada, Mississippi, and cost of sales for the three and nine months ended September 30, 2013 also includes $1.1 million of pre-tax income from environmental reserve reversals related to the sale of our former wood treating facility in Hume, Australia.

Koppers believes that adjusted net income, adjusted earnings per share, adjusted operating profit and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net (loss) income attributable to Koppers	$(2.7)	$19.1	$1.1	$44.5

Items impacting pre-tax income (1)
Impairment and plant closure costs	6.3	1.2	30.2	2.1
Sale of former wood treating facility	—	(1.8)	—	(1.8)
Osmose acquisition costs	6.2	—	6.2	—
Write-off of deferred financing costs	1.9	—	1.9	—
Items impacting net income, net of tax and non-controlling interests	15.1	(0.4)	26.0	0.2
Adjusted net income including discontinued operations	12.4	18.7	27.1	44.7
Discontinued operations	(0.1)	0.1	—	0.1

Adjusted net income	$12.3	$18.8	$27.1	$44.8

(1)

Cost of sales for CMC for the three months ended September 30, 2014 includes $1.0 million of pre-tax charges related to capacity rationalization at our tar distillation facility in Uithoorn, the Netherlands and $0.6 million for the expected closure of our KCCC facility in China. Cost of sales for PC for the three and nine months ended September 30, 2014 includes $2.7 million of pre-tax charges related to the amortization of inventory step-up related to the Osmose acquisition. Depreciation and amortization for CMC for the three months ended September 30, 2014 includes $0.3 million and $0.6 million of pre-tax charges related to accelerated depreciation at our KCCC and Uithoorn facilities, respectively. Impairment and restructuring charges for CMC for the three months ended September 30, 2014 include $2.6 million of pre-tax charges related to capacity rationalization at Uithoorn. Selling, general and administrative costs for CMC for the three months ended September 30, 2014 includes $0.2 million related to Uithoorn. Selling, general and administrative costs for CMC for the three and nine months ended September 30, 2014 includes $1.0 million of pre-tax charges related to the review of our North American operations. Selling, general, and administrative expense for Corporate for the three and nine months ended September 30, 2014 includes $3.5 million of pre-tax charges related to the Osmose transaction. Cost of sales for CMC for the nine months ended September 30, 2014 includes $3.9 million of pre-tax charges related to capacity rationalization at the Uithoorn facility and $0.9 million of pre-tax charges related to the KCCC facility. Cost of sales for RUPS for the nine months ended September 30, 2014 includes $0.6 million of pre-tax charges related to the closure of the Grenada, Mississippi wood treating facility in 2012. Depreciation and amortization for the nine months ended September 30, 2014 includes $4.4 million of pre-tax charges related to accelerated depreciation at the Uithoorn and KCCC facilities. Impairment and restructuring charges for CMC for the nine months ended September 30, 2014 include $13.4 million of pre-tax charges related to capacity rationalization at Uithoorn and $4.7 million of pre-tax charges related to impairment for KCCC. Selling, general and administrative expenses for CMC for the nine months ended September 30, 2014 includes $1.3 million of pre-tax charges related to capacity rationalization at Uithoorn. Interest expense for the three and nine months ended September 30, 2014 includes the write-off of $1.9 million of deferred financing costs related to the refinancing of our revolving credit facility. Cost of sales for RUPS for the three and nine months ended September 30, 2013 includes $1.2 million and $2.1 million, respectively, of pre-tax charges related to the June 2012 closing of our wood treating plant in Grenada, Mississippi, and cost of sales for the three and nine months ended September 30, 2013 also includes $1.1 million of pre-tax income from environmental reserve reversals related to the sale of our former wood treating facility in Hume, Australia. Other income for the three and nine months ended September 30, 2013 includes $0.7 million of pre-tax gain on sale of assets related to Hume.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net (loss) income attributable to Koppers	$(2.7)	$19.1	$1.1	$44.5

Adjusted net income including discontinued operations (from above)	$12.4	$18.7	$27.1	$44.7

Adjusted net income (from above)	$12.3	$18.8	$27.1	$44.8

Denominator for diluted (loss) earnings per share (in thousands)	20,603	20,801	20,593	20,887

(Loss) earnings per share:
Diluted (loss) earnings per share	$(0.14)	$0.92	$0.05	$2.13
Adjusted earnings per share including discontinued operations	$0.60	$0.90	$1.31	$2.14
Adjusted earnings per share	$0.60	$0.90	$1.31	$2.14

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net (loss) income	$(4.2)	$19.5	$(3.6)	$45.7
Interest expense	11.9	6.7	25.3	20.2
Depreciation and amortization	11.2	7.2	29.8	21.8
Income tax provision	9.5	14.1	9.1	29.3
Discontinued operations	(0.1)	0.1	—	0.1

EBITDA with noncontrolling interests	28.3	47.6	60.6	117.1

Unusual items impacting net income (1)
Impairment and plant closure costs	5.4	1.2	25.8	2.1
Sale of former wood treating facility	—	(1.8)	—	(1.8)
Osmose acquisition costs	6.2	—	6.2	—
Adjusted EBITDA with noncontrolling interests	$39.9	$47.0	$92.6	$117.4

(1)

Cost of sales for CMC for the three months ended September 30, 2014 includes $1.0 million of pre-tax charges related to capacity rationalization at our tar distillation facility in Uithoorn, the Netherlands and $0.6 million for the expected closure of KCCC. Cost of sales for PC for the three and nine months ended September 30, 2014 includes $2.7 million of pre-tax charges related to the amortization of inventory step-up related to the Osmose acquisition. Impairment and restructuring charges for CMC for the three months ended September 30, 2014 include $2.6 million of pre-tax charges related to capacity rationalization at Uithoorn. Selling, general and administrative costs for CMC for the three months ended September 30, 2014 includes $0.2 million related to Uithoorn. Selling, general and administrative costs for CMC for the three and nine months ended September 30, 2014 includes $1.0 million of pre-tax charges related to the review of our North American operations. Selling, general, and administrative expense for Corporate for the three and nine months ended September 30, 2014 includes $3.5 million of pre-tax charges related to the Osmose transaction. Cost of sales for CMC for the nine months ended September 30, 2014 includes $3.9 million of pre-tax charges related to capacity rationalization at the Uithoorn facility and $0.9 million of pre-tax charges related to the KCCC facility. Cost of sales for RUPS for the nine months ended September 30, 2014 includes $0.6 million of pre-tax charges related to the closure of the Grenada, Mississippi wood treating facility in 2012. Impairment and restructuring charges for CMC for the nine months ended September 30, 2014 include $13.4 million of pre-tax charges related to capacity rationalization at Uithoorn and $4.7 million of pre-tax charges related to impairment for KCCC. Selling, general and administrative expenses for CMC for the nine months ended September 30, 2014 includes $1.3 million of pre-tax charges related to capacity rationalization at Uithoorn. Cost of sales for RUPS for the three and nine months ended September 30, 2013 includes $1.2 million and $2.1 million, respectively, of pre-tax charges related to the June 2012 closing of our wood treating plant in Grenada, Mississippi, and cost of sales for the three and nine months ended September 30, 2013 also includes $1.1 million of pre-tax income from environmental reserve reversals related to the sale of our former wood treating facility in Hume, Australia. Other income for the three and nine months ended September 30, 2013 includes $0.7 million of gain on sale of assets related to Hume.